Exhibit 99.1

Consolidated financial statements of

EECOL Holdings Ltd.

January 31, 2012, January 31, 2011 and February 1, 2010

EECOL Holdings Ltd.
January 31, 2012, January 31, 2011 and February 1, 2010

Table of contents

Independent Auditor’s Report     1-2

Consolidated statements of net earnings      3

Consolidated statements of changes in equity     4

Consolidated balance sheets      5

Consolidated statements of cash flows      6

Notes to the consolidated financial statements     7-23

Independent Auditor’s Report

To the Shareholders of
EECOL Holdings Ltd.

We have audited the accompanying consolidated financial statements of EECOL Holdings Ltd., which comprise the consolidated balance sheets as at January 31, 2012, January 31, 2011 and February 1, 2010 and the consolidated statements of net earnings, changes in equity and cash flows for the years ended January 31, 2012 and January 31, 2011, and notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with Canadian accounting standards for private enterprises, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with Canadian and United States of America generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of EECOL Holdings Ltd. as at January 31, 2012, January 31, 2011 and February 1, 2010 and the results of its operations and its cash flows for the years ended January 31, 2012 and January 31, 2011 in accordance with Canadian accounting standards for private enterprises.

(signed) “Deloitte LLP”

Chartered Accountants
February 27, 2013
Calgary, Canada

EECOL Holdings Ltd.
Consolidated statements of net earnings
years ended January 31, 2012 and January 31, 2011

	2012 (Note 3)	2011 (Note 2 and 3)
	$	$

Sales	846,193,723	714,146,960
Cost of sales	637,891,859	538,885,059
Gross profit	208,301,864	175,261,901

Interest income	214,639	99,204
Other income	2,783,365	2,309,444
Share of net earnings of company subject to significant influence	290,983	-
Gain on disposal of property and equipment	8,755,321	1,146
	220,346,172	177,671,695
Operating expenses
Amortization	2,910,074	2,744,508
Foreign exchange (gain) loss	(1,910,243)	754,695
Interest (Note 10)	4,020,979	3,480,304
Investment loss	-	17,894
Selling and administrative (Note 11)	106,861,823	94,551,848
	111,882,633	101,549,249
Earnings before income taxes	108,463,539	76,122,446
Income taxes (Note 13)	26,798,275	22,590,962
Net earnings	81,665,264	53,531,484
Attributable to
Owners of the parent	80,613,358	53,374,071
Non-controlling interests	1,051,906	157,413
	81,665,264	53,531,484

EECOL Holdings Ltd.
Consolidated statements of changes in equity
years ended January 31, 2012 and January 31, 2011

	Share capital	Retained earnings (Note 2)	Non- controlling interests	Cumulative translation adjustment (Note 2)	Total equity
	$	$	$	$	$
Balance, February 1, 2010 (Note 2)	123,015	271,822,484	2,285,913	-	274,231,412
Net earnings for the year	-	53,374,071	157,413	-	53,531,484
Dividends	-	(120,004,900)	-	-	(120,004,900)
Refundable dividend taxes paid	-	(720,818)	-	-	(720,818)
Refundable dividend taxes recovered	-	720,818	-	-	720,818
Translation differences	-	-	-	252,252	252,252
Balance, January 31, 2011	123,015	205,191,655	2,443,326	252,252	208,010,248
Net earnings for the year	-	80,613,358	1,051,906	-	81,665,264
Dividends	-	(40,000,609)	-	-	(40,000,609)
Refundable dividend taxes paid	-	(895,242)	-	-	(895,242)
Refundable dividend taxes recovered	-	295,356	-	-	295,356
Translation differences	-	-	-	(1,895,823)	(1,895,823)
Balance, January 31, 2012	123,015	245,204,518	3,495,232	(1,643,571)	247,179,194

EECOL Holdings Ltd.
Consolidated balance sheets
as at January 31, 2012, January 31, 2011 and February 1, 2010

	January 31, 2012	January 31, 2011 (Note 2)	February 1, 2010 (Note 2)
	$	$	$
Assets
Current assets
Cash	41,251,551	25,325,434	54,939,588
Investments	119,477	110,673	128,591
Accounts receivable (Note 4)	131,586,491	115,205,384	88,527,772
Government remittances recoverable	77,457	-	-
Inventories (Note 5)	106,431,188	93,123,477	76,246,385
Prepaid expenses	1,866,952	1,630,596	1,724,885
Income taxes recoverable	-	-	3,327,006
	281,333,116	235,395,564	224,894,227

Property and equipment (Note 6)	41,407,939	36,681,003	37,733,087
Investment in partnership (Note 7)	14,483,020	12,814,567	9,559,208
Investment in joint venture (Note 7)	354,586	1,016,378	-
Investment in company subject to significant influence (Note 7)	1,024,875	733,892	733,892
Due from related parties (Note 10)	4,436	157,255	70,000,296
Accrued pension benefit asset (Note 12)	2,226,268	2,922,739	-
	340,834,240	289,721,398	342,920,710
Liabilities
Current liabilities
Bank loans (Note 8)	11,304,960	10,888,673	7,434,938
Accounts payable and accrued liabilities	77,575,201	63,201,867	50,240,592
Government remittances payable	941,938	1,273,807	1,364,032
Income taxes payable	3,469,311	6,346,803	-
Current portion of long-term debt (Note 9)	-	-	223,431
Due to related party (Note 10)	-	-	6,500,000
Current portion of deferred tenant inducement (Note 11)	36,364	-	-
	93,327,774	81,711,150	65,762,993
Long-term debt (Note 9)	-	-	1,127,136
Deferred tenant inducement (Note 11)	327,272	-	-
Accrued pension benefit liability (Note 12)	-	-	1,799,169
	93,655,046	81,711,150	68,689,298
Commitments (Note 14)

Shareholders’ equity
Share capital 307,626 Class A common voting shares	123,015	123,015	123,015
Cumulative translation adjustment	(1,643,571)	252,252	-
Non-controlling interest	3,495,232	2,443,326	2,285,913
Retained earnings	245,204,518	205,191,655	271,822,484
	247,179,194	208,010,248	274,231,412
	340,834,240	289,721,398	342,920,710

EECOL Holdings Ltd.
Consolidated statements of cash flows
years ended January 31, 2012 and January 31, 2011

	2012	2011 (Note 2)
Operating activities	$	$
Net earnings	81,665,264	53,531,484
Items not affecting cash
Gain on disposal of property and equipment	(8,755,321)	(1,146)
Amortization	2,910,074	2,744,508
Amortization of deferred tenant inducement	(36,364)	-
Share of net earnings of company subject to significant influence	(290,983)	-
Refundable taxes	(599,886)	-
Cumulative translation adjustment	(1,895,823)	252,252

Changes in non-cash working capital
Accounts receivable	(16,381,107)	(26,677,612)
Government remittances	(409,326)	(90,225)
Inventories	(13,307,711)	(16,877,092)
Prepaid expenses	(236,356)	94,289
Accounts payable and accrued liabilities	14,373,334	12,961,275
Income taxes	(2,877,492)	9,673,809
Accrued pension benefit asset	696,471	(4,721,908)
	54,854,774	30,889,634
Financing activities
Proceeds from bank loans	416,287	3,453,735
Advances from related parties	152,819	69,843,041
Advances to related party	-	(6,500,000)
Dividends paid	(40,000,609)	(120,004,900)
Repayment of long-term debt	-	(1,350,567)
	(39,431,503)	(54,558,691)
Investing activities
Investment in partnership	(1,668,453)	(3,255,359)
Proceeds from investment (investment in) joint venture	661,792	(1,016,378)
Purchase of property and equipment	(11,844,992)	(1,744,008)
Proceeds on sale of property and equipment	12,963,303	52,730
Proceeds on deferred tenant inducement	400,000	-
(Purchases of) proceeds from investments	(8,804)	17,918
	502,846	(5,945,097)
Net increase (decrease) in cash	15,926,117	(29,614,154)
Cash, beginning of year	25,325,434	54,939,588
Cash, end of year	41,251,551	25,325,434

EECOL Holdings Ltd.
Notes to the consolidated financial statements
January 31, 2012, January 31, 2011 and February 1, 2010

1.	Nature of business
Effective August 2, 2006, EECOL Holdings Ltd. (the “Company”) was formed following the amalgamation of EECOL Holdings Ltd., EECOL Holdings (Sask) Ltd., EECOL Electric Inc., and EECOL Electric (Sask) Inc. The Company purchases and distributes electronic and electrical goods in Canada and South America.

2.	Adoption of new accounting framework
During the year ended January 31, 2012, the Company adopted the new accounting standards for private enterprises (the “new standards” or “ASPE”) adopted by the Canadian Institute of Chartered Accountants (“CICA”) and set out in Part II of the CICA Handbook. In accordance with Section 1500 of Part II of the CICA Handbook, First-time Adoption, (“Section 1500”), the date of transition to the new standards is February 1, 2010 and the Company has prepared and presented a consolidated opening balance sheet at the date of transition to the new standards. This consolidated opening balance sheet is the starting point for the Company’s accounting under the new standards. In its consolidated opening balance sheet, under the recommendations of Section 1500, the Company:

(a)	recognized all assets and liabilities whose recognition is required by the new standards;

(b)	did not recognize items as assets or liabilities if the new standards do not permit such recognition;
(c) reclassified items that it recognized previously as one type of asset, liability or component of equity, but are recognized as a different type of asset, liability or component of equity under the new standards; and
(d) applied the new standards in measuring all recognized assets and liabilities.

In accordance with the requirements of Section 1500, the accounting policies set out in Note 3 have been consistently applied to all years presented and adjustments resulting from the adoption of the new standards have been applied retrospectively excluding cases where optional exemptions available under Section 1500 have been applied. The Company has elected to adopt the exemptions available under Section 1500 relating to business combinations, related party transactions, and foreign currency translation. As such, previous Part V Canadian generally accepted accounting principles balances relating to business combinations and related party transactions entered into before February 1, 2010 have been carried forward without adjustment and the cumulative translation adjustment, which includes gains and losses arising from the translation of foreign operations has been reset to zero at the date of transition.

EECOL Holdings Ltd.
Notes to the consolidated financial statements
January 31, 2012, January 31, 2011 and February 1, 2010

2.	Adoption of new accounting framework (continued)
Impact of the adoption of the new standards on retained earnings as at February 1, 2010
The impact of the adoption of the new standards on the consolidated balance sheet items and on retained earnings as at February 1, 2010 is summarized as follows:

	Balance as previously reported January 31, 2010	Adjustment	Reference	Balance as adjusted as at February 1, 2010
	$	$		$

Assets
Future income taxes	16,677	(16,677)	(c)	-
Investment in company subject to significant influence	-	733,892	(a)(i)	733,892
Total adjustment to assets		717,215

Liabilities and other components of shareholders’ equity
Accounts payable and accrued liabilities	51,604,624	(1,364,032)	(b)	50,240,592
Government remittances payable	-	1,364,032	(b)	1,364,032
Current portion of future income taxes payable	1,339,449	(1,339,449)	(c)	-
Cumulative translation adjustment	802,695	(802,695)	(d)	-
Total adjustment to liabilities and other components of shareholders’ equity	-	(2,142,144)	-	-
Retained earnings	259,904,852	2,859,359		262,764,211

The impact of the adoption of the new standards on retained earnings as at February 1, 2010 is summarized as follows:

	Adjustment	Reference
	$
Retained earnings as previously reported January 31, 2010	259,904,852
Future income taxes	(16,677)	(c)
Investment in company subject to significant influence	733,892	(a)(i)
Current portion of future income taxes payable	1,339,449	(c)
Cumulative translation adjustment	802,695	(d)
Adjusted retained earnings as at February 1, 2010	271,822,484

EECOL Holdings Ltd.
Notes to the consolidated financial statements
January 31, 2012, January 31, 2011 and February 1, 2010

2.	Adoption of new accounting framework (continued)
Impact of the adoption of the new standards on the consolidated statement of net earnings for the year ended January 31, 2011
The impact of the adoption of the new standards on the consolidated statement of net earnings for the year ended January 31, 2011 is summarized as follows:

	Balance as previously reported 2011	Adjustment	Reference	Balance as adjusted 2011
	$	$		$

Foreign exchange loss	827,601	(72,906)	(a)(ii)	754,695
Income taxes	23,311,780	(720,818)	(a)(iii)	22,590,962
Recovery of future income taxes	(1,006,262)	1,006,262	(c)	-
Net earnings	50,488,886	(212,538)		50,276,348

Explanation of adjustments

a)	Correction of prior period errors

In preparing the opening ASPE balance sheet as at February 1, 2010 and the financial statements for the year ended January 31, 2011, the Company adjusted amounts related to prior period balances. The Company determined that these amounts were immaterial to its consolidated financial statements for any prior periods.

i) Non-ASPE reclassification of investments
An investment was included in retained earnings, when it should have been presented in investment in company subject to significant influence on the consolidated balance sheet. The adjustment of $733,892 represents the amount of the error that has been reclassified from retained earnings to investment in company subject to significant influence.

ii) Non-ASPE reclassification for non-controlling interest share of income
Income attributed to the non-controlling interests of $72,906 has been reclassified from foreign exchange loss to reflect the change in the non-controlling interest included in equity.

iii) Non-ASPE reclassification of income tax expense
Refundable taxes paid should be presented separately in retained earnings, rather than being added to income tax expense. As such, refundable taxes in the amount of $720,818 have been reclassified from income tax expense to retained earnings to conform to current year presentation.

b) Government remittances
The new standards require separate disclosure of the amount of government remittances payable. Accordingly, the amount of $1,364,032 as at February 1, 2010 related to payroll remittances and government and provincial sales taxes have been reclassified from accounts payable and accrued liabilities to government remittances payable.

EECOL Holdings Ltd.
Notes to the consolidated financial statements
January 31, 2012, January 31, 2011 and February 1, 2010

2.	Adoption of new accounting framework (continued)

c) Income taxes
Under the new standards, Part II of CICA Handbook, Section 3465, Income Taxes, the Company is permitted to account for income taxes using either the taxes payable method or the future income taxes method. Previously, the Company accounted for income taxes using the future income taxes method. The Company’s accounting policy under the new standards will be to use the taxes payable method. The adjustment of $16,677 and $1,339,449 as at February 1, 2010 represents the adjustment of the future income taxes asset and liability, respectively. The adjustment of $1,006,262 to recovery of future income taxes for the year ended January 31, 2011 represents the reversal of the future income tax recovery recorded.

d)	Foreign currency translation
The Company has used one of the exemptions provided in Part II of CICA Handbook, Section 1500, and has charged to retained earnings the cumulative foreign currency translation balance as at February 1, 2010.

In addition, the operating activities section of the consolidated cash flow statement has been adjusted to reflect, as appropriate, the above changes to the consolidated statement of net earnings. The adjustments relate to the amount of the net earnings and to the reconciling items in determining the total funds from operating activities.

3.	Significant accounting policies
The consolidated financial statements have been prepared in accordance with Canadian accounting standards for private enterprises and reflect the following significant accounting policies:

Basis of consolidation
The consolidated financial statements include the accounts of the Company and its subsidiaries
EECOL Electric Corp. and EECOL Properties Corp. The consolidated financial statements of
EECOL Electric Corp. include the operations of the wholly owned subsidiary, Saskalta Holdings SA, and the 95%-owned subsidiary, EECOL Electric Argentina SA. Saskalta Holdings SA and EECOL Electric Argentina SA have fiscal years ending December 31, which differs from the Company’s year-end of January 31. These consolidated financial statements include all necessary material adjustments related to the one-month variance for accurate and fair presentation in accordance with the new standards.

Revenue recognition
The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the price to the buyer is fixed or determinable, and collection is reasonably assured. Interest and other income are recorded when earned and collection is reasonably assured.

Investments
Investments are in unlisted shares that are measured at cost less any reduction for impairment.

Inventories
Inventories consist of goods purchased for resale and have been valued at the lower of cost, determined on an average-cost basis, and net realizable value.

Net realizable value is determined as the available selling price less costs of disposition. The estimated selling price takes into account management’s best estimate of the most probable set of economic conditions. The ultimate net realizable value is dependent on future market conditions.

EECOL Holdings Ltd.
Notes to the consolidated financial statements
January 31, 2012, January 31, 2011 and February 1, 2010

3.    Significant accounting policies (continued)

Property and equipment
The Company records property and equipment at cost less accumulated amortization. Expenditures for maintenance and repairs are charged against net earnings as incurred.

Amortization is provided on property and equipment over their estimated useful lives. The rates and methods for major classes of assets are as follows:

Buildings	4% - 9% declining-balance
Parking lot	8% declining-balance
Fence	10% declining-balance
Furniture, equipment and software	20% - 30% declining-balance
Trucks and forklifts	30% declining-balance
Leasehold improvements	straight-line over term of lease

Impairment of long-lived assets
Long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment loss is recognized when the carrying value of an asset exceeds the total undiscounted cash flows expected from its use and eventual disposition. The amount of the impairment loss is determined as the excess of the carrying value of the asset over its fair value at the date of impairment.

Investments in partnership and joint venture
The partnership acts as a buying consortium to achieve maximum rebates from suppliers. These rebates are passed on to the partners based upon the amount of purchases made from specific suppliers. The Company’s share of these rebates is recorded annually as a reduction of cost of sales when the rebates are known or are paid. The investment in the partnership is recorded using the equity method. The partnership’s year-end is March 31. The consolidated financial statements of the Company also include operations from CMMS Canada, a joint venture, which is accounted for using the equity method. Under the equity method, the Company’s proportionate share of any net income or losses of the partnership and joint venture would be recorded in net income. Dividends or distributions received from the partnership or joint venture would reduce the carrying value of the respective investments.

Under ASPE, companies are permitted to make certain accounting policy choices with respect to the investments in partnerships and joint ventures. Previously, the Company had elected to account for its investment in the partnership at cost and to use proportionate consolidation for the joint venture. However, under Canadian securities legislation and the regulations of the United States Securities and Exchange Commission, these types of investments must be recorded using the equity method. As such, the Company has retrospectively recast the financial statements to reflect the equity method of accounting for all periods presented. The impact of the recast is as follows:

EECOL Holdings Ltd.
Notes to the consolidated financial statements
January 31, 2012, January 31, 2011 and February 1, 2010

3.    Significant accounting policies (continued)

	Balance as previously reported 2012	Adjustment	Balance as adjusted 2012
	$	$	$

Cash	41,696,966	(445,415)	41,251,551
Accounts receivable	131,679,231	(92,740)	131,586,491
Inventories	106,467,791	(36,603)	106,431,188
Investment in partnership	501,288	13,981,732	14,483,020
Investment in joint venture	-	354,586	354,586
Accounts payable and accrued liabilities	77,795,373	(220,172)	77,575,201
Retained earnings	231,222,786	13,981,732	245,204,518
Sales	849,090,940	(2,897,217)	846,193,723
Cost of sales	642,493,735	(4,601,876)	637,891,859
Other income	2,819,701	(36,336)	2,783,365

	Balance as previously reported 2011	Adjustment	Balance as adjusted 2011
	$	$	$

Cash	25,683,574	(358,140)	25,325,434
Accounts receivable	115,547,630	(342,246)	115,205,384
Inventories	93,613,745	(490,268)	93,123,477
Investment in partnership	501,158	12,313,409	12,814,567
Investment in joint venture	-	1,016,378	1,016,378
Accounts payable and accrued liabilities	63,376,143	(174,276)	63,201,867
Retained earnings	192,878,246	12,313,409	205,191,655
Sales	714,764,528	(617,568)	714,146,960
Cost of sales	542,775,405	(3,890,346)	538,885,059
Other income	2,327,085	(17,641)	2,309,444

	Balance as previously reported 2010	Adjustment	Balance as adjusted 2010
	$	$	$

Investment in partnership	500,935	9,058,273	9,559,208
Retained earnings	262,764,211	9,058,273	271,822,484

Investment in company subject to significant influence
The Company has elected to record its investment in companies subject to significant influence using the equity method.

EECOL Holdings Ltd.
Notes to the consolidated financial statements
January 31, 2012, January 31, 2011 and February 1, 2010

3.    Significant accounting policies (continued)

Under the equity method, the investment is initially recorded at cost and the carrying value is adjusted thereafter to include the Company’s pro rata share of post-acquisition earnings computed by the consolidation method. The amount of the pro rata share of earnings or loss is included in the determination of net earnings by the Company, and the investment account of the Company is increased or decreased. The investment account of the Company is also increased or decreased to reflect its share of capital transactions and changes in accounting policies and corrections of errors relating to prior period financial statements applicable to post-acquisition periods. Profit distributions received from an investee reduce the carrying value of the investment.

Income taxes
The Company follows the taxes payable method of accounting for income taxes. Under this method, only current income taxes for the period determined in accordance with the rules established by taxation authorities are recognized as an expense.

Deferred tenant inducement
The tenant inducement is deferred and amortized on a straight-line basis over the term of the lease.

Pension plans
The Company’s pension plans consist of a registered defined benefit pension plan and a supplementary executive retirement plan, both of which are contributory defined benefit plans. The Company accrues its obligations under the defined benefit pension plans as the employees render the services necessary to earn the pension benefits. The actuarial determination of the accrued benefit obligations for pensions uses the projected benefit method pro-rated on service (which incorporates management’s best estimate of future salary levels, other cost escalation, retirement ages of employees and other actuarial factors). The measurement date of the plan assets and accrued benefit obligation is December 31.

Actuarial gains (losses) on plan assets arise from the difference between the actual return on plan assets for a period and the expected return on plan assets for that period. For the purpose of calculating the expected return on plan assets, those assets are valued at fair value. Actuarial gains (losses) on the accrued benefit obligation arise from differences between actual and expected experience and from changes in the actuarial assumptions used to determine the accrued benefit obligation. The excess of the net accumulated actuarial gains (losses) is amortized over the average remaining service period of active employees.

Past service costs arising from plan amendments are deferred and amortized on a straight-line basis over the average remaining service period of employees active at the date of amendment.

Foreign currency translation
The Company’s investments in Saskalta Holdings SA and EECOL Electric Argentina SA, which have been consolidated into the Company’s financial results, are considered to be self-sustaining foreign operations. As a result, the current-rate method is used for the translation of these investments, and the exchange gains and losses arising from translation are deferred and included as a component of shareholders’ equity described as cumulative translation adjustment.

Financial instruments
The Company’s cash, investments, accounts receivable, investment in partnership, due from related parties, bank loans and accounts payable and accrued liabilities constitute the Company’s financial instruments. Financial assets and financial liabilities are initially recognized at fair value when the Company becomes a party to the contractual provisions of the financial instrument. Subsequently, all financial instruments are measured at amortized cost except for investments in unlisted shares that are

EECOL Holdings Ltd.
Notes to the consolidated financial statements
January 31, 2012, January 31, 2011 and February 1, 2010

3.    Significant accounting policies (continued)

measured at cost less any reduction for impairment.

Transaction costs related to financial instruments measured at fair value are expensed as incurred. Transaction costs related to the other financial instruments are added to the carrying value of the asset or netted against the carrying value of the liability and are then recognized over the expected life of the instrument using the straight-line method. Any premium or discount related to an instrument measured at amortized cost is amortized over the expected life of the item using the straight-line method and recognized in net earnings as interest income or expense.

With respect to financial assets measured at cost or amortized cost, the Company recognizes in net earnings an impairment loss, if any, when it determines that a significant adverse change has occurred during the period in the expected timing or amount of future cash flows. When the extent of impairment of a previously written down asset decreases and the decrease can be related to an event occurring after the impairment was recognized, the previously recognized impairment loss is reversed in net earnings in the period the reversal occurs.
Use of estimates
The preparation of financial statements in conformity with Canadian accounting standards for private enterprises requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. The allowance for doubtful accounts, net realizable value of inventories, estimated useful lives of property and equipment, impairment of long-lived assets, accrued pension benefit asset (liability), and accrued liabilities are the most significant items subject to estimates in these consolidated financial statements. These estimates are reviewed at least annually and, as adjustments become necessary, they are reported in net earnings in the periods in which they become known.

4.	Accounts receivable

	January 31, 2012	January 31, 2011	February 1, 2010
	$	$	$

Trade	123,667,812	109,230,450	84,873,920
Others	7,918,679	5,974,934	3,653,852
	131,586,491	115,205,384	88,527,772

5.	Inventories
Inventories consist of trading goods. For the year ended January 31, 2012, the sale of inventories resulted in the recognition of expenses aggregating $658,887,687 (2011 - $538,885,059).

EECOL Holdings Ltd.
Notes to the consolidated financial statements
January 31, 2012, January 31, 2011 and February 1, 2010

6.	Property and equipment

	January 31, 2012
	Cost	Accumulated amortization	Net book value
	$	$	$

Land	8,366,066	-	8,366,066
Buildings	32,602,719	8,050,117	24,552,602
Parking lot	605,508	235,919	369,589
Fence	48,111	23,894	24,217
Furniture, equipment and software	20,288,663	16,345,113	3,943,550
Trucks and forklifts	3,739,243	2,369,047	1,370,196
Leasehold improvements	4,896,909	2,115,190	2,781,719
	70,547,219	29,139,280	41,407,939

		January 31, 2011
	Cost	Accumulated amortization	Net book value
	$	$	$

Land	6,052,038	-	6,052,038
Buildings	33,249,968	9,117,903	24,132,065
Parking lot	837,614	330,911	506,703
Fence	46,675	29,802	16,873
Furniture, equipment and software	19,115,604	15,298,289	3,817,315
Trucks and forklifts	3,424,843	2,114,654	1,310,189
Leasehold improvements	2,940,826	2,095,006	845,820
	65,667,568	28,986,565	36,681,003

		February 1, 2010
	Cost	Accumulated amortization	Net book value
	$	$	$

Land	5,879,742	-	5,879,742
Buildings	33,206,146	7,911,584	25,294,562
Parking lot	831,026	287,136	543,890
Fence	46,675	27,925	18,750
Furniture, equipment and software	18,222,523	14,387,520	3,835,003
Trucks and forklifts	3,138,391	1,793,283	1,345,108
Leasehold improvements	2,667,175	1,851,143	816,032
	63,991,678	26,258,591	37,733,087

EECOL Holdings Ltd.
Notes to the consolidated financial statements
January 31, 2012, January 31, 2011 and February 1, 2010

7.	Investment in partnership, joint venture and company subject to significant influence

	January 31,	January 31,	February 1,
	2012	2011	2010
		(Note 3)	(Note 3)
	$	$	$

IED partnership	14,483,020	12,814,567	9,559,208
CMMS Canada (50% owned)	354,586	1,016,378	-
EESA (Chile) (39.2% owned)	1,024,875	733,892	733,892

8.	Bank loans
The demand bank loan, of which $5,599,000 (January 31, 2011 - $5,599,000, February 1, 2010 - $5,599,000) was drawn on at year-end, bears interest at The Bank of Nova Scotia’s prime rate per annum and is secured by a general assignment of the Company’s accounts receivable and inventories and an assignment of insurance proceeds.

The Company has a $25,000,000 (January 31, 2011 - $36,000,000, February 1, 2010 - $36,000,000) line of credit available, of which $Nil (January 31, 2011 - $Nil, February 1, 2010 - $Nil) was drawn at year-end. Interest on the line of credit is charged at The Bank of Nova Scotia’s prime rate plus 0.25% (January 31, 2011 and February 1, 2010 - The Bank of Nova Scotia’s prime rate) per annum and is secured by a general security agreement over all current and future property.

The Company has outstanding letters of guarantee of $25,751 (January 31, 2011- $Nil, February 1,
2010 - $Nil) that expire on June 30, 2012.

The Company has a $3,000,000 (January 31, 2011 - $Nil, February 1, 2010 - $Nil) equipment loan available, of which $Nil (2011 - $Nil, February 1, 2010 - $Nil) was drawn at year-end. Interest on the equipment loan is charged at The Bank of Nova Scotia’s prime rate plus 1.25% per annum and is secured by an assignment of insurance proceeds, a general security agreement over all current and future property.

Bank loans in the Company’s Peruvian subsidiary, of which $2,776,394 (January 31, 2011 - $3,108,322, February 1, 2010 - $Nil) was drawn on at year-end, bear interest at rates of 5% - 6.87% (January 31,
2011 - 5.50% - 6.80%, February 1, 2010 - Nil%) per annum. These loans are unsecured and have maturities between January 3, 2012 and February 27, 2012 and will be settled in U.S. dollars.

The bank loans in the Company’s Chilean subsidiary, of which $2,929,566 (January 31, 2011 -
$2,181,351, February 1, 2010 - $1,835,938) was drawn on at year-end, bear interest at rates of 3.84% -
7.3% per annum (2011 - 0.43% per month). These loans are unsecured and will be settled in Chilean pesos.

The Company has four outstanding letters of credit in the total amount of US$3,100,000 which expire between February 28, 2012 and December 31, 2012.

Expiry date	Amount
US$

February 28, 2012	1,300,000
April 30, 2012	100,000
July 18, 2012	700,000
December 31, 2012	1,000,000
3,100,000

The Company had two outstanding letters of credit in the total amount of US$3,100,000 which expired June 30, 2011.

EECOL Holdings Ltd.
Notes to the consolidated financial statements
January 31, 2012, January 31, 2011 and February 1, 2010

9.	Long-term debt

	January 31,	January 31,	February 1,
	2012	2011	2010
	$	$	$
Mortgages - The Bank of Nova Scotia, bearing interest at 5.4% per annum with monthly blended payments of $14,427, secured by certain properties, repaid in full during the prior year	-	-	701,455

bearing interest at 5.4% per annum with monthly blended payments of $9,781, secured by certain properties, repaid in full during the prior year	-	-	649,112
	-	-	1,350,567
Less current portion	-	-	223,431
	-	-	1,127,136

The net book value of the security for all loans is $Nil (January 31, 2011 - $Nil, February 1, 2010 - $28,693,895)

10.    Related party transactions

The amount due to related party includes a balance of $Nil (January 31, 2011 - $Nil, February 1, 2010 -
$6,500,000) payable to a party related through ownership interest. This amount is unsecured, payable on demand, and bears interest at the rate of 4.8% per annum. Interest charged on this loan during the year amounted to $Nil (2011 - $103,430).

The Company has $4,436 (January 31, 2011 - $157,255, February 1, 2010 - $70,000,296) due from related parties, who are related through ownership interest. The amounts are non-interest bearing, unsecured and have no fixed terms of repayment.

All related party transactions are in the normal course of the business and are measured at the exchange amounts, which are the amounts of consideration established and agreed to by the parties.

11.	Deferred tenant inducement

	January 31,	January 31,	February 1,
	2012	2011	2010
	$	$	$

Deferred tenant inducement	400,000	-	-
Amortized to offset rent expense	36,364	-	-
Balance, end of year	363,636	-	-
Less current portion	36,364	-	-
	327,272	-	-

EECOL Holdings Ltd.
Notes to the consolidated financial statements
January 31, 2012, January 31, 2011 and February 1, 2010

12.	Pension plans
The Company provides and administers a registered defined benefit pension plan and a supplementary executive retirement plan (collectively, the “plans”). The most recent actuarial valuation for funding purposes was as of December 31, 2009.

Information about the Company’s plans is as follows:

	January 31,	January 31,	February 1,
	2012	2011	2010
	$	$	$

Funded status
Fair value of the plans’ assets	54,135,173	50,116,604	36,752,620
Accrued benefit obligation	79,270,318	67,232,567	52,145,496
	(25,135,145)	(17,115,963)	(15,392,876)
Unamortized transitional obligation	3,376,461	3,925,107	4,473,753
Unamortized past service costs	272,045	407,878	543,711
Unamortized net actuarial loss	23,712,907	15,705,717	8,576,243
Accrued pension benefit asset (liability)	2,226,268	2,922,739	(1,799,169)

13.    Income taxes
The provision for income taxes reported differs from the amount computed by applying the Canadian statutory rate to earnings before income taxes for the following reasons:

	2012	2011
	$	$
Earnings before income taxes	108,463,539	72,867,310
Tax at federal and Alberta statutory tax rate of 26.5% (2011 - 28%)	28,742,838	20,402,847
Higher provincial tax rates	622,079	528,425
Non-deductible items	2,622,196	1,341,402
Non-taxable items	(3,230,023)	(2,362,119)
Non taxable portion of gain on disposal of property and equipment	(1,651,559)	-
Taxable income from joint venture	-	3,281,383
Capital taxes	-	32,645
Change in tax rates	(120,582)	(102,794)
Adjustment to prior year tax expense estimate	-	(804,520)
Foreign income taxed at differing rates	(170,002)	311,636
Other items	(16,672)	(37,943)
Income tax expense	26,798,275	22,590,962

EECOL Holdings Ltd.
Notes to the consolidated financial statements
January 31, 2012, January 31, 2011 and February 1, 2010

14.	Commitments
The Company is committed to the operating lease payments for the next five years and thereafter as follows:

$

2013	5,126,746
2014	3,784,870
2015	3,134,781
2016	2,437,330
2017	1,694,315
Thereafter	5,468,034
21,646,076

Additional amounts are also payable under “escalation clauses” in the operating leases, whereby the Company pays for any increase in specified operating expenses over a base amount.

15.	Financial instruments
Fair value
The Company’s cash, investments, accounts receivable, investment in partnership, due from related parties, bank loans, accounts payable and accrued liabilities and due to related party constitute the Company’s financial instruments. The carrying values of the Company’s cash, investments, accounts receivable and accounts payable and accrued liabilities approximate their fair values as at January 31, 2012 due to the short-term nature of these financial instruments. The Company’s bank loans are subject to floating interest rates which reflect rates currently available for debt with similar terms and maturities. Accordingly, the fair value of the bank loans is not materially different from their recorded value.

Fair value (continued)
The fair values of the amounts due from related parties and due to related party are not determinable with sufficient reliability due to there being no fixed terms of repayment.

The fair value of the investment in partnership is not determinable with sufficient reliability as this is a private entity and, therefore, not actively traded on a public market.

The significant financial risks to which the Company is exposed are foreign currency risk, interest rate risk, credit risk, and liquidity risk.

Foreign currency risk
The Company is exposed to risk arising from fluctuation in foreign exchange rates since it enters into sales and purchase transactions denominated in foreign currencies, for which the related revenue, cost of sales, accounts receivable and accounts payable and accrued liabilities are subject to exchange rate fluctuations. The Company does not enter into any hedging or forward contracts to mitigate against foreign currency risk.

EECOL Holdings Ltd.
Notes to the consolidated financial statements
January 31, 2012, January 31, 2011 and February 1, 2010

15.    Financial instruments (continued)

The consolidated balance sheet as at January 31, 2012 includes the following amounts expressed in Canadian dollars with respect to financial assets and liabilities for which cash flows are denominated in the following currencies:

$

U.S. dollars
Monetary assets	8,801,636
Monetary liabilities	9,900,454
Chilean pesos
Monetary assets	13,517,421
Monetary liabilities	19,866,728
Argentine pesos
Monetary assets	725,015
Monetary liabilities	2,123,115
Euros
Monetary assets	5,949
Monetary liabilities	106,301
Peruvian sol
Monetary assets	1,619,370
Monetary liabilities	1,064,025
57,730,014

Interest rate risk
Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The bank demand loan bears interest at The Bank of Nova Scotia’s prime rate per annum. Changes in the bank’s prime lending rate can cause fluctuations in interest payment and cash flows. The Company does not use derivative financial instruments to alter the effects of this risk. It is management’s opinion that the Company is not exposed to significant interest rate risk due to stable interest rates.

Credit risk

Credit risk is the risk that one party to a financial instrument will cause a financial loss for the other party by failing to discharge an obligation. The Company is exposed to credit risk in the event of non-performance by counterparties in connection with its accounts receivable. This risk is alleviated by minimizing the amount of exposure the Company has to any one customer, ensuring a diversified customer mix.

Liquidity risk
Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with financial liabilities. The Company is exposed to liquidity risk arising primarily from the bank loans and accounts payable and accrued liabilities. The Company’s ability to meet obligations depends on the receipt of funds from its customers in the form of revenue. The Company monitors its cash balances and cash flows generated from operations to meet its requirements.

EECOL Holdings Ltd.
Notes to the consolidated financial statements
January 31, 2012, January 31, 2011 and February 1, 2010

16.	Reconciliation from ASPE to generally accepted accounting principles in the United States of America (“US GAAP”)
The company’s accounting policies are in accordance with ASPE. ASPE varies in certain significant respects from US GAAP. As required by the United States Securities and Exchange Commission, the effect of these principal differences on the company’s consolidated financial statements is described and quantified below:

Consolidated statement of net earnings	2012	Ref.	2011	Ref.
	$		$
Net earnings per ASPE	81,665,264		53,531,484
Adjustments:
Amortization	(34,281)	(a)	-
Interest	(159,566)	(a)	-
Selling and administrative	644,060	(a), (b)	(564,129)	(b)
Income taxes	(921,730)	(d)	511,337	(d)
Net income per US GAAP	81,193,747		54,478,692

Consolidated balance sheets	January 31, 2012	Ref.	January 31, 2011	Ref.
	$		$
Total assets, per ASPE	340,834,240		289,721,398
Adjustments:
Property and equipment	2,516,465	(a)	-
Accrued pension benefit asset	(2,226,268)	(b)	(2,922,739)	(b)
Deferred tax asset	10,123,634	(d)	4,616,719	(d)
Total assets, per US GAAP	351,248,071		291,415,378
Total liabilities, per ASPE	93,655,046		81,711,150
Adjustments:
Finance obligation	7,435,469	(a)	-
Accrued pension benefit liability	29,210,369	(b)	14,728,972	(b)
Deferred tax liability	2,029,113	(d)	1,241,591	(d)
Total liabilities, per US GAAP	132,329,997		97,681,713

Shareholders' equity, per ASPE	247,179,194		208,010,248
Adjustments:
Accumulated other comprehensive income	(24,528,209)	(b),(d), (e)	(12,150,618)	(b),(d), (e)
Cumulative translation adjustment	1,643,571	(c), (e)	(252,252)	(c), (e)
Retained earnings	(5,376,482)	(a), (b), (d)	(1,873,713)	(b), (c), (d)
Shareholders' equity per US GAAP	218,918,074		193,733,664
Total liabilities and shareholders' equity, per US GAAP	351,248,071		291,415,378

EECOL Holdings Ltd.
Notes to the consolidated financial statements
January 31, 2012, January 31, 2011 and February 1, 2010

16.	Reconciliation from ASPE to generally accepted accounting principles in the United States of America (“US GAAP”) (continued)

(a)
US GAAP has specific guidance related to continuing involvement with respect to sale-lease backs of real estate that does not exist under ASPE. The Company concluded that one lease historically recorded as a sale-leaseback transaction in 2012 under ASPE was required to be reclassified as a capital lease under US GAAP due to the lease containing elements of continuing involvement. In addition, the derecognition of the asset is prohibited under US GAAP. The above adjustments reverse the Company's historical recording of an asset sale and rent expense, generated a liability based on the proceeds received and recorded interest expense and amortization expense related to the obligation and the asset, respectively.

(b)
The Company has historically valued their pension plans based on the calendar year-end which was appropriate under ASPE. US GAAP requires pensions to be valued as of the reporting date. The Company updated the valuations to reflect a valuation date that aligns with the Company's fiscal year ends. This resulted in reconciling items for the change in the pension benefit obligation and asset values. The adjustment related to the year ended January 31, 2012 resulted in decrease in pension expense of $358,810, an increase in the accrued pension benefit liability of $11,558,658 and a decrease in accumulated other comprehensive income of $14,143,736. The adjustment related to the year ended January 31, 2011 resulted in an increase in the pension benefit obligation of $14,728,972, an increase in pension expense of $564,129 and an increase to retained earnings of $97,349.

Additionally, US GAAP requires that actuarial gains and losses, prior service costs & transition obligations be included in accumulated other comprehensive income whereas ASPE allows these amounts to be off-set against the pension benefit obligation or asset. This resulted in reconciling items to reclassify those amounts to accumulated other comprehensive income in the amount of $16,990,233 as at January 31, 2011.

(c)
As discussed in Note 2 of the consolidated financial statements, the Company adopted ASPE on a retrospective basis during the year ended January 31, 2012. The Company applied an exemption under Section 1500, First Time Adoption, effectively resetting the cumulative foreign currency translation balance to nil on adoption. This exemption is not permitted under US GAAP.

(d)
ASPE permits a company to use a tax payable methodology within the consolidated financial statements. Under US GAAP, a company must apply the deferred tax method of accounting. US GAAP uses the asset and liability method whereby deferred income tax assets and liabilities are recognized for temporary differences between financial statement carrying amounts of assets and liabilities and their respective income tax bases. Deferred income tax assets are recorded in the financial statements if realization is considered more likely than not. A valuation allowance is established, if necessary, to reduce any deferred income tax asset to an amount that is more likely than not to be realized. Additionally, the income tax adjustment reflects the impact on income taxes of the US GAAP adjustments described in this footnote.

The adjustment related to the year ended January 31, 2012 resulted in an increase in deferred tax asset of $4,015,826, an increase in deferred tax liability of $1,241,591, an decrease in retained earnings of $1,422,764, an increase in income tax expense of $921,730 and an increase in accumulated other comprehensive income of $3,818,809. The adjustment related to the year ended January 31, 2011 resulted in an increase in deferred tax asset of $4,616,719, an increase in deferred tax liability of $1,241,591, a decrease in retained earnings of $700,898, a decrease in income tax expense of $511,337 and an increase in accumulated other comprehensive income of $4,587,363.

(e)	The Company has historically recorded cumulative translation adjustments ("CTA") under ASPE within equity whereas US GAAP requires CTA be recorded in accumulated other comprehensive income.

(f)	There are no differences that would impact the consolidated statement of cash flows as it pertains to the subtotals of operating, financing and investing activities.

EECOL Holdings Ltd.
Notes to the consolidated financial statements
January 31, 2012, January 31, 2011 and February 1, 2010

17.	Subsequent event

In November 2012, the Company purchased the remaining non-controlling 20% interest in its South American operations for a total purchase price of approximately $12.6 million.